EXHIBIT 21.0

                  SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name                                          State of Organization
----                                          ---------------------

Ocwen Federal Bank FSB                              New Jersey
Ocwen Partnership, L.P.                             Virginia
Ocwen Asset Investment Corp.                        Florida
Ocwen Limited, Inc.                                 Virginia
Investors Mortgage Insurance Holding Company        Delaware
Ocwen Financial Services, Inc.                      Florida
Ocwen Capital Trust I                               Delaware
OAIC Mortgage Residential Securities Holdings, LLC  Delaware
OAIC Bush Street, LLC                               Delaware
OAIC Mortgage Holdings, LLC                         Delaware
Ocwen Asset Investment - UK, LLC                    Delaware
NHP Affordable Housing Partners, L.P.               Pennsylvania
OAIC Jacksonville, LLC                              Delaware
OAIC California Partnership, L.P.                   California
First Service Corporation                           Delaware
Ocwen Technology Xchange, Inc.                      Florida

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